SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2011
(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
Vermont	001-15985	03-0283552

(Address of principal executive offices)		(Zip Code)
20 Lower Main St., P.O. Box 667		05661-0667
Morrisville, VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◦	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◦	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◦	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◦	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events

Limited Quarterly Stock Repurchase Program

On December 21, 2011, the Board of Directors of Union Bankshares, Inc. reauthorized a limited stock repurchase program, initially authorized in May, 2010, pursuant to which the Company may repurchase up to 2,500 shares of its common stock (subject to standard anti-dilution adjustments) each calendar quarter in open market purchases or privately negotiated transactions, as management may deem advisable and as market conditions may warrant. The repurchase authorization for a calendar quarter expires at the end of that quarter to the extent it has not been exercised, and is not carried forward into future quarters. The limited quarterly authorization is not intended to be the exclusive means for effecting stock repurchases. As reauthorized, the quarterly repurchase program will expire on December 31, 2012.

The reauthorization of the limited repurchase program was announced in a press release dated December 27, 2011, filed as Exhibit 99.1 to this report.

To date, the Company has repurchased 5,004 shares of common stock at a total cost of $90 thousand pursuant to the original authorization, which had an expiration date of December 31, 2011.

Item 9.01: Financial Statements and Exhibits
d) Exhibit:

The following exhibit is filed herewith:

Exhibit 99.1 Union Bankshares, Inc. press release dated December 27, 2011, announcing the adoption of a limited quarterly stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

December 27, 2011	/s/ Kenneth D. Gibbons
Kenneth D. Gibbons
Chairman/Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1 Union Bankshares, Inc. press release dated December 27, 2011, announcing the adoption of a limited quarterly stock repurchase program.